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                                                                    Exhibit 21.1

                       ANSWERTHINK CONSULTING GROUP, INC.
                             LISTING OF SUBSIDIARIES

                                                           JURISDICTION OF

ANSWERTHINK, INC.                                              FLORIDA

SUBSIDIARIES

UbiComs EOOD                                                   Bulgaria
Scott Mednick & Associates                                     California
AnswerThink Florida, Inc. f/k/a UbiComs, Inc.                  Delaware
Net Cube of Delaware f/k/a Anzen Corporation                   Delaware
THINK New Ideas, Inc.                                          Delaware
UbiCube Acquisition Corp.                                      Delaware
UbiCube Group, Inc.                                            Delaware
CFT Consulting, Inc.                                           Florida
GCSB Acquisition Corporation                                   Florida
Epic Acquisition Corporation                                   Florida
Infinity Consulting Group, Inc.                                Indiana
NetComs Entertainment, Inc.                                    Maine
NetComs USA, Inc.                                              Maine
Advis Acquisition Corporation                                  Massachusetts
Legacy Technology, Inc.                                        Massachusetts
Delphi Partners, Inc.                                          New Jersey
Net Cube of New Jersey f/k/a Office of the Future              New Jersey
On Ramp, Inc.                                                  New York
SD Goodman Group, Inc.                                         New York
The Hackett Group, Inc.                                        Ohio
triSpan, Inc.                                                  Pennsylvania
Group Cortex, Inc.                                             Pennsylvania
NetComs Europe Limited                                         United Kingdom
NetComs Entertainment, Ltd.                                    United Kingdom
RDI UbiComs Limited                                            United Kingdom